Exhibit 10.1

STOCK PURCHASE AGREEMENT

among

ENOBIA PHARMA CORP.,

ALEXION PHARMACEUTICALS, INC.

and

THE SELLERS LISTED ON

SCHEDULE I ATTACHED HERETO

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10.	Miscellaneous		9
	10.01.	Notices	9
	10.02.	Entire Agreement	10
	10.03.	No Third Party Beneficiaries	10
	10.04.	Assignment	10
	10.05.	Severability	10
	10.06.	Counterparts and Signature	10
	10.07.	Interpretation	10
	10.08.	Governing Law	11
	10.09.	Remedies	11
	10.10.	Submission to Jurisdiction.	11
	10.11.	Foreign Exchange Conversions	12

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Exhibits

A	—	Agreement and Plan of Merger dated as of December 28, 2011, as amended by a First Amendment to Agreement and Plan of Merger dated the date hereof.

B	—	Form of Promissory Note.

Schedules to be provided by the Sellers

I	—	Shares to be Sold by Sellers

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) made as of the 1st day of February, 2012, by and among ENOBIA PHARMA CORP, a Delaware corporation (the “Company”), ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Buyer”), and the individuals listed on Schedule I attached hereto (individually, a “Seller” and collectively, the “Sellers”), who hold Company Options of the Company.

Preliminary Statement

1. The Buyer, EMRD Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer (the “Transitory Subsidiary”), M. Luc Mainville, Jonathan Silverstein, Robert Heft and David Bonita, solely in their capacity as the Stockholder Representatives (the “Stockholder Representatives”), and the Company entered into an Agreement and Plan of Merger dated as of December 28, 2011, as amended by a First Amendment to Agreement and Plan of Merger dated the date hereof (as so amended, the “Merger Agreement”), attached hereto as Exhibit A.

2. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement.

3. Each Seller is the holder of the Company Options set forth opposite his or her name on Schedule I attached hereto.

4. Following the execution and delivery of this Agreement, but prior to the Share Closing (as hereinafter defined), each of the Sellers will exercise such Company Option and become the owner of the number of shares of Company Common Stock (collectively, the “Shares”) set forth opposite his or her name on Schedule I attached hereto resulting from the exercise of such Company Option (it being understood that the Shares include only the Shares of Company Stock obtained by Seller upon exercise of each such Company Option and do not include any other shares of Company Stock owned by such Seller prior to, or acquired by such Seller after, the time of the exercise of such Company Option). Each Seller shall pay the exercise price of its Company Options by delivery to the Company of a Promissory Note in the form attached hereto as Exhibit B (the “Promissory Note”).

5. The Buyer desires to purchase, and the Sellers desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of the Shares

1.01. Purchase of the Shares from the Sellers. The Buyer and each Seller agree to effect the following transactions in the following order:

(a) On the day prior to the Closing Date, each Seller shall exercise all Company Options held by such Seller; and

(b) On the Closing Date, prior to the Effective Time, each Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Seller, all of the Shares owned by such Seller, as set forth opposite such Seller’s name on Schedule I attached hereto (the “Share Closing”).

1.02. Certificates. At the Share Closing, each Seller shall deliver to the Buyer certificates evidencing the Shares owned by such Seller duly endorsed in blank or with stock powers duly executed by such Seller. In order to facilitate the Share Closing, each Seller hereby grants to the Secretary of the Company an irrevocable power of attorney to endorse the Shares for transfer to the Buyer in accordance with the terms and conditions of this Agreement.

1.03. Further Assurances. At any time and from time to time after the Share Closing, at the Buyer’s request and without further consideration, each of the Sellers shall, at the Buyer’s expense, promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, all of the Shares owned by such Seller.

1.04. Purchase Price for the Shares.

(a) The purchase price to be paid by the Buyer for each Share (the “Purchase Price”) shall be the portion of the Total Consideration payable from time to time in accordance with the terms and conditions of the Merger Agreement with respect to a share of Company Common Stock owned by a Company Equityholder immediately prior to the Effective Time. The Purchase Price shall be payable by the Buyer to each Seller at the time, and in the manner, payments of the Total Consideration are otherwise payable by the Buyer or the Transitory Subsidiary in accordance with the terms and conditions of the Merger Agreement. The Purchase Price shall be subject to reduction and withholding as set forth in this Section 1.04.

(b) Each Seller authorizes and instructs Buyer to withhold from the payment of the Purchase Price to such Seller an amount necessary to satisfy and pay in full any amounts due under such Seller’s Promissory Note, each Seller directs Buyer to remit such amount to the Company in satisfaction in full of all amounts due under such Promissory Note and each Seller directs the Paying Agent to pay to the Company such amount as shall be payable by such Seller with respect to taxes due as a result of the exercise of Company Options (the “Tax Amount”) and to deduct the Tax Amount from the amounts otherwise payable to such Seller.

(c) Each Seller agrees that he or she shall pay his or her pro rata share (as determined below) of any costs or expenses incurred by the Buyer, the Company or their respective Subsidiaries on or prior to the date hereof in connection with the negotiation, preparation and execution of this Agreement, the First Amendment to Agreement and Plan of Merger dated the date hereof, or any tax analysis and advice obtained and all documents entered into by the Buyer, the Company or their respective Subsidiaries in connection therewith (the “Transaction Expenses”). Each Seller’s pro rata share of the Transaction Expenses (the “Expenses Share”) shall be determined by multiplying the Transaction Expenses by a fraction, the numerator of which is the number of Shares being sold by such Seller to the Buyer under this Agreement and the denominator of which is the total number of Shares being sold to the Buyer under this Agreement. The Transaction Expenses shall be paid by the Buyer to the parties and in the amounts set forth on the Closing Payment Certificate and each Seller agrees that the Purchase Price otherwise payable to such Seller shall be reduced by such Seller’s Expenses Share.

1.05. Closing. The Share Closing shall take place on the Closing Date, prior to the Effective Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, unless another date, place or time is agreed to in writing by the Buyer and the Sellers. Following the Share Closing, the Sellers shall have no further ownership rights in the Shares sold to the Buyer and shall only have the right to receive the Purchase Price.

1.06. Withholding Rights. Each of the Paying Agent, the Buyer and the Escrow Agent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement to the Sellers such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or non-U.S. Tax law. To the extent that amounts are so deducted or withheld by the Paying Agent, the Buyer or the Escrow Agent, as the case may be, such withheld amounts shall be (i) remitted by the Paying Agent, the Buyer or the Escrow Agent, as the case may be, to the applicable Governmental Entity, and (ii) treated for all purposes of this Agreement as having been paid to such Seller in respect of which such deduction and withholding was made by the Paying Agent, the Buyer or the Escrow Agent, as the case may be.

2. Representations of the Sellers

Each Seller severally represents and warrants to the Buyer as follows:

2.01. Shares.

(a) Upon the exercise of the Seller’s Company Option, such Seller shall have good and marketable title to the Shares, free and clear of any and all Liens. Schedule I attached hereto sets forth a true and correct description of all Shares to be owned by such Seller upon the exercise of such Company Option.

(b) Such Seller has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Share Closing the Shares to be sold by such Seller hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Seller good and marketable title to such Shares, free and clear of all Liens.

(c) No broker of finder has acted for such Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Seller.

2.02. Authority; No Conflict; Required Filings and Consents.

(a) This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

(b) The execution and delivery of this Agreement by such Seller do not, and the consummation by such Seller of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, modification, amendment, cancellation or acceleration of any obligation or loss of any material benefit or to increased, additional, accelerated or guaranteed rights or entitlements of any Person) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on such Seller’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which such Seller is a party or by which he or she or any of his or her properties or assets may be bound, or (ii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to such Seller or any of his or her properties or assets.

(c) No action by, consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to such Seller in connection with the execution and delivery of this Agreement by such Seller or the consummation by such Seller of the transactions contemplated by this Agreement.

2.03. Litigation. There is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of such Seller, threatened, against such Seller, and such Seller is not subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity that, in either case, would, individually or in the aggregate, (a) prevent or materially delay the consummation by such Seller of the transactions contemplated by this Agreement or (b) otherwise prevent or materially delay performance by such Seller of any of its material obligations under this Agreement.

2.04. Tax Advisors. Such Seller has been advised to, and has had the opportunity to, consult with his or her own tax advisors regarding the tax consequences of the exercise of the Company Options and the transactions contemplated by this Agreement. With respect to such matters, such Seller has not relied on any statements or representations of the Company or any of its employees, directors or agents, written or oral. Such Seller understands that he or she (and not the Company) will be solely responsible for his or her own tax liability that may arise as a result of his or her exercise of the Company Options and the sale of Shares pursuant to this Agreement.

2.05. Consultation with Counsel; Information. Such Seller has had the opportunity to retain and consult with legal counsel of such Seller’s choosing and to ask questions of, and receive answers from, persons acting on behalf of the Company or the Buyer in each case as necessary to understand the terms and conditions of this Agreement, and to obtain any additional information desired by such Seller with respect to the transactions contemplated by this Agreement.

2.06. Escrow and Future Consideration. Such Seller acknowledges that the receipt of Future Payments is subject to the achievement of the Milestones and there is no assurance that any Milestones will be achieved or that any Future Payments will be made. Such Seller also acknowledges that a portion of the Total Consideration payable to such Seller will be reduced by amounts to be paid into an escrow fund in order to secure certain indemnification obligations under, and in accordance with the terms of, the Merger Agreement.

3. Representations of the Buyer

The Buyer represents and warrants to each Seller as follows:

3.01. Organization, Standing and Power. The Buyer is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect. For purposes of this Agreement, “Buyer Material Adverse Effect” means any material adverse Change with respect to, or any material adverse effect on, the ability of the Buyer to consummate, including any material delay in the Buyer’s ability to consummate, the transactions contemplated by this Agreement.

3.02. Authority; No Conflict; Required Filings and Consents.

(a) The Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this

Agreement by the Buyer have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by the Buyer do not, and the consummation by the Buyer of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Buyer, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, modification, amendment, cancellation or acceleration of any obligation or loss of any material benefit or to increased, additional, accelerated or guaranteed rights or entitlements of any Person) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.02(b) for any such conflicts, violations, breaches, defaults, terminations, modifications, amendments, cancellations, accelerations, losses, rights, entitlements, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

(c) No action by, consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated by this Agreement.

(d) No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

3.03. Litigation. As of the date hereof, there is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer, threatened, against the Buyer, and the Buyer is not subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity that, in either case, would, individually or in the aggregate, (a) prevent or materially delay the consummation by the Buyer of the transactions contemplated by this Agreement or (b) otherwise prevent or materially delay performance by the Buyer of any of its material obligations under this Agreement.

3.04. Investment Representation. The Buyer is acquiring the Shares from each Seller for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, in each case, except in compliance with applicable securities laws.

4. Conditions to Obligations of the Buyer and the Sellers

The obligations of the Buyer and the Sellers under this Agreement are subject to the fulfillment, prior to the Share Closing, of the following conditions precedent:

4.01. Satisfaction of Closing Conditions Under Merger Agreement. Each of the conditions to Closing set forth in Article VII of the Merger Agreement (other than the delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing) shall have been satisfied or waived in accordance with the provisions of the Merger Agreement.

5. Conditions to Obligations of the Buyer

The obligations of the Buyer under this Agreement are subject to the fulfillment, prior to the Share Closing, of the following additional conditions precedent:

5.01. Continued Truth of Representations and Warranties of the Sellers. The representations and warranties of the Sellers shall be true in all material respects on and as of the date of the Share Closing as though such representations and warranties were made on and as of such date.

5.02. Closing Deliveries. The Buyer shall have received at or prior to the Share Closing the stock certificates representing the Shares duly endorsed in accordance with Subsection 1.01 of this Agreement.

6. Conditions to Obligations of the Sellers

The obligations of the Sellers under this Agreement are subject to the fulfillment, prior to the Share Closing, of the following additional conditions precedent:

6.01. Continued Truth of Representations and Warranties of the Buyer. The representations and warranties of the Buyer shall be true in all material respects on and as of the date of the Share Closing as though such representations and warranties were made on and as of such date.

7. Indemnification

7.01. Indemnification by the Sellers. Subject to the terms and conditions of this Section 7, from and after the Share Closing, each Seller, severally and not jointly, shall indemnify and hold the Buyer harmless from and against any and all Damages incurred or suffered by the Buyer or any of its Subsidiaries (including the Company) to the extent arising out of, resulting from or constituting any breach or inaccuracy as of the date hereof or as of the date of the Share Closing of any representation, warranty or covenant or other agreement made by such Seller in this Agreement.

7.02. Indemnification by the Buyer. Subject to the terms and conditions of this Section 7, from and after the Share Closing, the Buyer shall indemnify and hold harmless each Seller from and against any and all Damages incurred or suffered by any Seller to the extent resulting from or constituting any breach of a representation or warranty of the Buyer contained in this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Buyer Material Adverse Effect”, were deleted therefrom).

7.03. Claims for Indemnification. All claims for indemnification made under this Agreement shall be made in accordance with the procedures set forth in Section 9.3 of the Merger Agreement.

7.04. Survival of Representations. All representations and warranties made by the Sellers and the Buyer in this Agreement shall survive the Closing without limitation.

8. Other Agreements.

8.01. Release of Claims. From and after the Share Closing, each of the Sellers hereby releases and forever discharges the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation and any and all of their past, present and future affiliated entities, partners, shareholders, independent contractors, parent corporations, subsidiary corporations, successors, agents, directors, officers, assigns, employees, representatives, insurers, attorneys, and all others (the “Released Parties”) of and from all claims, demands, Damages, obligations, actions and causes of action such Seller has had, now has or might now have against the Released Parties, or any of them, including those arising in connection with the grant or exercise of such Seller’s Company Options and the Tax treatment arising from the exercise thereof, including, without limitation, any withholding Tax paid or payable by any Released Party in connection with the exercise thereof and the amount of Tax payable by each of the Sellers. Each of the Sellers acknowledges and agrees that, as a condition to the execution and delivery of this Agreement, such Seller has not relied on any Tax advice provided by any of the Released Parties at any time whatsoever. The foregoing release expressly excludes any and all obligations of (a) the Buyer set forth in this Agreement, (b) any Released Party, to the extent that any of the organizational documents of the Company or any of its Subsidiaries or Affiliates confer rights to indemnification and/or advancement of expenses, arising under, or in connection with such rights, (c) any Released Party, arising from or in connection with such Seller’s employment by the Company or any of its Subsidiaries or affiliates, and (d) any Released Party for directors’ meeting fees and expenses for or in connection with such Seller’s services as a director of the Company or any of its Subsidiaries.

8.02. Tax Reimbursements. Each Seller agrees that, except as otherwise agreed in writing by the Buyer, any obligation of the Company to reimburse such Seller for any taxes and tax services is hereby terminated and each Seller releases and forever discharges the Released Parties from any obligation to reimburse such Seller for any such payments.

8.03. Treatment as Company Equityholder. Each Seller agrees that, except for the provisions for the payment for the Shares set forth herein (which shall be governed in accordance with the provisions of this Agreement), the Seller shall be a Company Equityholder for all purposes of the Merger Agreement. Without limiting the generality of the foregoing, each Seller appoints and constitutes the Stockholder Representatives to act in their capacity as such under Section 2.4 of the Merger Agreement.

9. Termination of Agreement

9.01. Termination of Merger Agreement. This Agreement shall automatically terminate and the obligations of each party hereto shall cease upon the termination of the Merger Agreement.

9.02. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto.

9.03. Effect of Termination. In the event of any termination of this Agreement in accordance with Section 9.01 or Section 9.02, the Buyer shall have no further obligation or liability to the Sellers under this Agreement, and the Sellers shall have no further obligation or liability to the Buyer under this Agreement; provided that any such termination shall not relieve any party from liability for damages for any willful breach of this Agreement.

10. Miscellaneous

10.01. Notices. All notices and other communications hereunder shall be in writing and shall be sent in accordance with the provisions of the Merger Agreement. Notices to each of the Sellers shall be sent to the address set forth below their names on the signature pages hereto.

10.02. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties to this Agreement and supersede any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

10.03. No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person or entity any rights or remedies hereunder.

10.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may assign its rights under this Agreement to a wholly-owned Subsidiary (which may assume any of Buyer’s obligations under this Agreement) and may make a collateral assignment of its rights under this Agreement to any Financing Sources; provided that any such assignment or assumption shall not relieve the Buyer of its primary liability for its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

10.05. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.06. Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or .pdf transmission.

10.07. Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,”

“herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person or entity are also to its permitted successors and assigns; (h) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (ix) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (x) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (i) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency.

10.08. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

10.09. Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one (1) remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each party shall (and shall cause its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the damages for which it seeks recovery under this Agreement.

10.10. Submission to Jurisdiction.

(a) Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.01. Nothing in this Section 10.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

10.11. Foreign Exchange Conversions. If any amount to be paid, transferred, allocated, reimbursed or calculated pursuant to, or in accordance with, the terms of this Agreement or any Exhibit or Schedule referred to herein is originally stated or expressed in a currency other than United States Dollars, then, for the purpose of determining the amount to be so paid, transferred, allocated, reimbursed or calculated, such amount shall be converted into United States Dollars at the Bank of Canada’s noon exchange rate as of the Business Day immediately prior to (or, if no such quote exists on such Business Day, on the closest Business Day prior to) the day on which the party required to make such payment, transfer, reimbursement or calculation first becomes obligated to do so hereunder.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

COMPANY:

ENOBIA PHARMA CORP.

By:	/s/ Robert Heft
Title: President and CEO

BUYER:

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Vikas Sinha
Title: Senior Vice President and CFO

[Signature Page to Stock Purchase Agreement]

SELLERS:

ANDREA ACEL

/s/ Andrea Acel

MOHAMAD AHMAD

/s/ Mohamad Ahmad

SOPHIE BINETTE

/s/ Sophie Binette

GUY BOILEAU

/s/ Guy Boileau

ISABEL BOIVIN

/s/ Isabel Boivin

FANNY BONIN

/s/ Fanny Bonin

NATHALIE BRISSETTE

/s/ Nathalie Brissette

[Signature Page to Stock Purchase Agreement]

ALEXANDRE CARON

/s/ Alexandre Caron

PAOLA CHABOT

/s/ Paola Chabot

HELEN CHAN

/s/ Helen Chan

LUC COURNOYER

/s/ Luc Cournoyer

PHILIPPE CRINE

/s/ Philippe Crine

OUMAR SALL DIALLO

/s/ Oumar Sall Diallo

ANNIE DULUDE

/s/ Annie Dulude

BERNHARD EGGIMANN

/s/ Bernhard Eggimann

[Signature Page to Stock Purchase Agreement]

NATACHA FIRENZE

/s/ Natacha Firenze

JACQUELINE YEP GARCIA

/s/ Jacqueline Yep Garcia

GEORGIA GERONTAKOS

/s/ Georgia Gerontakos

FRANCINE GERVAIS

/s/ Francine Gervais

JULIE GUIMOND

/s/ Julie Guimond

ROBERT HEFT

/s/ Robert Heft

GENEVIEVE HELIE

/s/ Genevieve Helie

FRANCOIS HUDON-DAVID

/s/ Francois Hudon-David

[Signature Page to Stock Purchase Agreement]

SIMON JOUBERT

/s/ Simon Joubert

MOUNIA KHYARI

/s/ Mounia Khyari

ANNIE LEBLANC

/s/ Annie Leblanc

ERIC LEBLANC

/s/ Eric Leblanc

ISABELLE LEMIRE

/s/ Isabelle Lemire

PIERRE LEONARD

/s/ Pierre Leonard

LINE LESPERANCE

/s/ Line Lesperance

THOMAS LOISEL

/s/ Thomas Loisel

[Signature Page to Stock Purchase Agreement]

LUC MAINVILLE

/s/ Luc Mainville

CAROLINE MOREL

/s/ Caroline Morel

MOWAFAK NASSANI

/s/ Mowafak Nassani

DONALD PAQUETTE

/s/ Donald Paquette

MARIE PARAT

/s/ Marie Parat

JOHANNE PION

/s/ Johanne Pion

TRUDIE RESCH

/s/ Trudie Resch

ANNIE SALESSE

/s/ Annie Salesse

[Signature Page to Stock Purchase Agreement]

CLAUDE SARRAZIN

/s/ Claude Sarrazin

CLAIRE VEZINA

/s/ Claire Vezina

ANDREA WAKEFIELD

/s/ Andrea Wakefield

[Signature Page to Stock Purchase Agreement]

Exhibit A

Agreement and Plan of Merger

The Agreement and Plan of Merger was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Buyer on January 4, 2012. The First Amendment to the Agreement and Plan of Merger was filed concurrently with this Stock Purchase Agreement, as Exhibit 2.1 to the Current Report on Form 8-K.

Exhibit B

Form of Promissory Note

PROMISSORY NOTE

$	As of , 2012

Reference is made to the Agreement and Plan of Merger dated as of December 28, 2011, as amended by a First Amendment to Agreement and Plan of Merger dated January __, 2012 (as so amended, the “Merger Agreement”) by and among Enobia Pharma Corp., a Delaware corporation (the “Company”), Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), EMRD Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer (the “Transitory Subsidiary”), and M. Luc Mainville, Jonathan Silverstein, Robert Heft and David Bonita, solely in their capacity as the Stockholder Representatives (the “Stockholder Representatives”).

The undersigned,                                                                        (the “Option Holder”) has executed a Stock Option Agreement with the Company dated                     , 20            , (the “Stock Option Agreement”) and has outstanding options to purchase                         shares of common stock, par value $0.001, of the Company (the “Options”). The Option Holder has irrevocably elected to exercise all of the Option Holder’s Options. The Company has agreed to accept this Note from the Option Holder providing for the payment of the exercise price for the shares to be issued upon exercise of the Options.

Capitalized terms unless otherwise defined herein shall have the same meaning as set forth in the Merger Agreement.

FOR VALUE RECEIVED, the Option Holder promises to pay to the order of the Company, its successors and assigns, at its principal offices at 55 Cambridge Parkway, Suite 800, Cambridge, MA 02142, the principal sum of                                                                       and 00/100 United States Dollars (US$                    ) with interest on the unpaid principal balance from the date hereof, at the annual rate of                     percent (            %) per annum, but in no event in excess of the maximum rate permitted by law.

1. PAYMENTS AND PREPAYMENTS.

(a) Unless the maturity of this Note shall otherwise have been accelerated pursuant to paragraph 2 hereof, this Note shall mature and all unpaid amounts shall be due and payable in full on the earliest to occur of (i) the Closing under the Merger Agreement, (ii) upon demand at any time after the termination of the Merger Agreement and (iii) December 31, 2015 (the “Maturity Date”).

(b) Payments and prepayments of principal and interest on this Note shall be made at the offices of Enobia at 55 Cambridge Parkway, Suite 800, Cambridge, MA 02142, or such other place or places within the United States as may be specified in writing by the holder of this Note.

(c) If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day.

(d) Option Holder shall not have the right to prepay this Note in whole or in part.

2. Events of Default. In the event that:

(a) Option Holder fails to make any payment of principal or interest required to be made on this Note when due; or

(b) Option Holder (i) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed or unbonded for a period of sixty (60) days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above, or (iv) shall generally not, or shall be unable to, or shall admit in writing its inability to pay his or her debts as they become due;

then, and in any such event, and at any time thereafter, if such event shall then be continuing for more than ten (10) days after receipt of written notice of such default by Option Holder, any holder of this Note may, by written notice to Option Holder, declare this Note due and payable, whereupon the entire unpaid balance and other indebtedness on account of this obligation due together with accrued but unpaid interest, if any, of this Note shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

3. Miscellaneous:

(a) No failure by the holder of this Note to exercise any right under this Note, including any rights resulting from an event of default, shall operate as a waiver or otherwise prevent the holder from exercising any of its rights under this Note at any other time, including the exercise by the holder of any rights at any time during the continuance of such event of default or on the occurrence of a subsequent event of default.

(b) If this Note or any part of this Note is not paid when due and if the holder incurs any expenses in connection with its collection, Option Holder agrees to pay all reasonable expenses so incurred, including reasonable attorneys’ fees, paralegal fees, costs and expenses.

(c) This Note and the rights and obligations of Option Holder and each holder hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.

(d) Upon payment in full of all outstanding principal and interest due under this Note, Option Holder’s obligations in respect of payment of this Note shall terminate and the holder shall promptly return this Note to Option Holder.

(e) The Option Holder expressly agrees that if the Maturity Date arises by virtue of the occurrence of the Closing under the Merger Agreement, then (i) this Note shall be paid in full from the consideration otherwise payable to the Option Holder at the Share Closing under that certain Stock Purchase Agreement dated the date hereof by and among the Buyer, the Option Holder and certain other option holders of Enobia listed on Schedule I attached thereto (the “Stock Purchase Agreement”) and (ii) the Option Holder expressly authorizes the Buyer to deduct the total principal amount and all accrued interest due under this Note from the consideration payable to the Option Holder at the Share Closing and to pay said amount to the Company in satisfaction of this Note.

(f) From and after the Closing, the Option Holder hereby releases and forever discharges the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation and any and all of their past, present and future affiliated entities, partners, shareholders, independent contractors, parent corporations, subsidiary corporations, successors, agents, directors, officers, assigns, employees, representatives, insurers, attorneys, and all others (the “Released Parties”) of and from all claims, demands, Damages, obligations, actions and causes of action, arising in connection with the grant or exercise of the Option Holder’s Company Options and the Tax treatment arising from the exercise thereof, including any withholding Tax paid or payable by any Released Party in connection with the exercise thereof. The Option Holder acknowledges and agrees that, as a condition to the execution and delivery of this Note, the Option Holder has not relied on any Tax advice provided by any of the Released Parties at any time whatsoever. The foregoing release expressly excludes any and all obligations of (a) the Buyer under the Stock Purchase Agreement, (b) any Released Party, to the extent that any of the organizational documents of the Company or any of its Subsidiaries or Affiliates confer rights to indemnification and/or advancement of expenses, arising under, or in connection with such rights, (c) any Released Party, arising from or in connection with such Seller’s employment by the Company or any of its Subsidiaries or affiliates, and (d) any Released Party for directors’ meeting fees and expenses for or in connection with such Seller’s services as a director of the Company or any of its Subsidiaries.

IN WITNESS WHEREOF, Option Holder has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

“OPTION HOLDER”

Signature

Printed Name:

Address:

Schedule I